THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE"ACT") OR APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE BORROWER THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

Original Issue Date: October ____, 2008

Initial Conversion Price (subject to adjustment herein): $0.25

CONVERTIBLE DEBENTURE DUE SEPTEMBER 30, 2010

     FOR VALUE RECEIVED, UNIVERSAL ENERGY CORP., a Delaware corporation (hereinafter called the "Borrower" or “Company”), hereby promises to pay to the order of ________________
., a
___________________
Company or its registered assigns (the "Holder") the sum of
________
Million U.S. Dollars (U.S. $
__________
), on September 30, 2010 (the "Maturity Date"), or such earlier date as this Debenture is required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture in accordance with the provisions hereof. This Convertible Debenture (including all Convertible Debentures issued in exchange, transfer or replacement hereof, this "Debenture") is one of an issue of Convertible Debentures issued pursuant to the Securities Purchase Agreement (as defined in Section 1 below) on the Closing Date (collectively, the "Debentures" and such other Convertible Debentures, the "Other Debentures").

     This Debenture may not be prepaid by the Borrower except as otherwise expressly provided herein. All payments due hereunder (to the extent not converted into Common Stock, par value $0.0001 per share, of the Borrower (the "Common Stock") in accordance with the terms hereof) shall be made in lawful money of the United States of America provided that, to the extent that any accrued Interest has not been paid when due, at the option of the Holder, in whole or in part, such accrued and unpaid Interest may, upon written notice to the Borrower, be added to the principal amount of this Debenture, in which event Interest shall accrue thereon in accordance with the terms of this Debenture and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Debenture. All payments shall be made at the address of the Holder as set forth in the Securities Purchase Agreement (as defined in Section 1 below) or at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Debenture. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

This Debenture is subject to the following additional provisions:

     Section 1. Certain Definitions. Capitalized terms used and not otherwise defined herein that are defined in that certain Securities Purchase Agreement, of date even herewith, pursuant to which the Debenture was originally issued (the "Securities Purchase Agreement" or the “Purchase Agreement”), shall have the meanings given such terms in the Securities Purchase Agreement. For the purposes hereof, the following terms shall have the following meanings:

     “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

     “Bankruptcy Event” means any of the following events: (a) the Company or any Significant Subsidiary (as such term is defined in Rule 1-02(w) of Regulation S-X) thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Significant Subsidiary thereof; (b) there is commenced against the Company or any Significant Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Significant Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Significant Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Significant Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Significant Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Significant Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

     "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York, New York are authorized or required by law or executive order to remain closed.

     “Buyer(s)” shall have the meaning ascribed to it in the Securities Purchase Agreement.

     “Closing Date” means the Trading Day when (i) all of the Holder’s Transaction Documents have been executed and delivered by the applicable parties thereto, (ii) all conditions precedent to (a) each Holder’s obligations to pay the Subscription Amount and (b) the Company’s obligations to deliver the Securities have been satisfied or waived, and

(iii) Holder shall have delivered the purchase price for the Debenture to the Company in accordance with the Securities Purchase Agreement.

     "Closing Bid Price," as of any date, means the last bid price of the Common Stock on the Principal Market as reported by Bloomberg or, if the principal market is not the principal trading market for such security, the last bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, Inc., or if no last bid price of such security is available on the Principal Market for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date in the manner provided above, the Closing Bid Price shall be the fair market value as mutually determined by the Company and the Holder.

     "Closing Price," as of any date, means the last sale price of the Common Stock on the Principal Market as reported by Bloomberg or, if the principal market is not the principal trading market for such security, the last sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, Inc., or if no last sale price of such security is available on the Principal Market for such security or in any of the foregoing manners, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Price cannot be calculated for such security on such date in the manner provided above, the Closing Price shall be the fair market value as mutually determined by the Company and the Holder.

“Commission” means the Securities and Exchange Commission.

     “Common Stock Equivalents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

"Conversion Amount" shall have the meaning set forth in Section 3(a)(iv)

below.

     "Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

     "Debentures" shall be deemed to refer to this Debenture, as originally executed, or if later amended or supplemented, then as so amended or supplemented, all other convertible debentures issued pursuant to the Securities Purchase Agreement and all convertible debentures issued in replacement hereof or thereof or otherwise with respect hereto or thereto.

“Default Conversion Sum” shall have the meaning set forth in Section 11(a)

below.

     "Eligible Market" shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

     “Equity Payment Conditions” shall mean, during each Trading Day of the period in question, (i) the Company shall have duly honored all Conversions scheduled to occur or occurring by virtue of one or more Notices of Conversion, if any, (ii) all Required Cash Payments (as defined in Section 10(a) below) shall have been paid; (iii) no (A) Events of Default or (B) event that with the passage of time or giving of notice would constitute an Event of Default, have occurred that have not been cured, (iv) there is an effective registration statement pursuant to which the Holder is permitted to utilize the prospectus thereunder to resell all of the Conversion Shares, Warrant Shares and other shares issued or issuable pursuant to the Transaction Documents (and the Company believes, in good faith, that such effectiveness will continue uninterrupted for the foreseeable future or such shares may be resold, without restriction, pursuant to Rule 144(k)), (v) the Common Stock is trading on an Eligible Market and all of the shares issuable pursuant to the Transaction Documents are listed for trading on an Eligible Market (and the Company believes, in good faith, that trading of the Common Stock on a Principal Market will continue uninterrupted for the foreseeable future), (vi) such issuance would be permitted in full without violating Section 3(a)(ii) hereof or the rules or regulations of the Eligible Market on which such shares are listed or quoted, (vii) there is a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock for the issuance of all of the shares issuable pursuant to the Transaction Documents, (viii) the Company shall not have been a party to a Major Transaction and there shall not have occurred the public announcement of a pending, proposed or intended Major Transaction which has not been abandoned, terminated or consummated, (ix) all of the shares issued or issuable pursuant to the transaction proposed would not violate the Beneficial Ownership Limitation, and (x) the average daily trading dollar volume of the Common Stock for each three consecutive Trading Days throughout such period exceeds $100,000.

     “Holders” shall mean the Holder, and the holders of Other Debentures issued pursuant to the Securities Purchase Agreement.

     "Indebtedness" shall have the meaning ascribed to it in the Securities Purchase Agreement.

     “Indebtedness Lock-Up Exceptions” means (a) Indebtedness evidenced by the Debentures or issuances to the Holders as contemplated by the Transaction Documents; (b) the Indebtedness existing on the Original Issue Date as set forth on Schedule 3.1(mm) attached to the Securities Purchase Agreement, provided that the principal amount thereof is not increased or the terms thereof are not otherwise amended or modified after the Closing Date; and (c) Indebtedness to trade creditors incurred in the ordinary course of business. For purposes of clarification, it is expressly agreed and understood that the classification of Indebtedness as an “Indebtedness Lock-Up Exception” does not cause such Indebtedness to be exempted from the Subsequent Issuance Adjustments (as defined in Section 6(a) below and as defined in the Warrants), the prohibition against the issuance of Variable Equity Securities (as defined in Section 4(e)(ii) of the Securities Purchase Agreement), the Buyer’s Rights of Participation (as defined in Section 4(e)(iii) of the Securities Purchase Agreement) or from any other provisions of the Transaction Documents, except that the Indebtedness Lock-Up Exceptions do constitute an exception to the Indebtedness Negative Covenant specified in Section 9(d) hereof.

“Interest” shall heave the meaning set forth in Section 2 below.

     “Interest Share Conversion Price” shall mean the lower of $0.25 or the average of the three (3) lowest Closing Bid Prices of the Common Stock over the twenty (20) Trading Day period ending on the Trading Day immediately preceding the applicable Interest Payment Date.

“Issuable Shares” shall heave the meaning set forth in Section 3(a)(iii) below.

     "Market Price," as of any date, means the Volume Weighted Average Price (as defined herein) of the Common Stock during the five (5) consecutive Trading Day period immediately preceding the date in question.

“Mandatory Redemption Premium” shall mean 125%.

     "Maximum Monthly Interest Share Amount" means 20% of the aggregate dollar trading volume (as reported on Bloomberg) of the Common Stock on the Principal Market over the twenty (20) consecutive Trading Day period immediately prior to the applicable Interest Payment Date.

     “Ongoing Share Reservation Requirement” shall have the meaning ascribed to it in the Securities Purchase Agreement.

     "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

     “Original Issue Date” shall mean the date of the first issuance of any Debenture regardless of the number of transfers of any particular Debenture.

     "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

     “Permitted Liens” shall have the meaning ascribed to it in the Securities Purchase Agreement.

     "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

     “Principal Market” shall have the meaning ascribed to it in the Securities Purchase Agreement by and between the Company and the Holder.

     “Redemption” shall mean any redemption of the Debenture hereunder, including but not limited to a Redemption Upon Major Transaction, a Mandatory Redemption, and an Automatic Redemption.

     “Redemption Amount” shall mean any amount that is payable to the Holder pursuant to a Redemption.

     “Redemption Date” shall mean the date of any Redemption of the Debenture hereunder.

“Required Cash Payment” shall have the meaning set forth in Section 10(a)

below.

     “Required Holders” shall mean Holders holding at least two-thirds (2/3) of the then outstanding principal amount of Debentures.

     “Shares” shall mean the shares of Common Stock issuable upon Conversion of the Debentures.

     “Subscription Amount” shall mean, as to each Buyer, the amount to be paid for the Debenture purchased pursuant to the Securities Purchase Agreement as specified in Section 10 of the Securities Purchase Agreement, in United States Dollars and in immediately available funds.

     “Subsidiaries” shall have the meaning ascribed to it in the Securities Purchase Agreement.

     "Trading Day" shall mean any day on which the Common Sock is traded for any period on the PRINCIPAL MARKET, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

     “Transaction Documents” shall have the meaning ascribed to it in the Securities Purchase Agreement.

     “Variable Equity Securities” shall have the meaning ascribed to it in the Securities Purchase Agreement.

     The "Volume Weighted Average Price" or “VWAP” for any security as of any date means the volume weighted average sale price on the Principal Market, as reported by, or as calculated based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Debentures and the Company ("BLOOMBERG") or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the closing trade prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Volume Weighted Average Price is to be determined over a period of more than one Trading Day, then “Volume Weighted Average Price” for the period shall mean the volume weighted average of the daily Volume Weighted Average Prices, determined as set forth above, for each Business Day during the period. If the volume weighted average price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Debentures being converted for which the calculation of the volume weighted average price is required in order to determine the Conversion Price of such Debentures.

     “Warrant” shall have the meaning ascribed to it in the Securities Purchase Agreement.

“Warrant Shares” shall have the meaning ascribed to it in the Warrant.

     Section 2. Interest. The Company shall pay interest (“Interest”) to the Holder on the aggregate unconverted and then outstanding principal amount of this Debenture at the rate of eight percent (8%) per annum (the “Interest Rate”) from the Original Issue Date (as defined herein) until the same becomes due and payable, whether at maturity or upon acceleration or otherwise. Interest shall commence accruing on the Original Issue Date, shall be computed on the basis of a 365-day year and the actual number of days elapsed and shall be payable monthly (as further described below), in cash or, to the extent not yet paid, at maturity or upon acceleration in accordance with the terms hereof. Payments of Interest shall be due and payable monthly, in arrears, on the first Business Day of each month after the Original Issue Date, (in each case, if not a Business Day, then on the next Business Day) occurring after the Original Issue Date, (ii) on each Conversion Date (as defined in Section 3(d))(as to that principal amount then being converted), (iii) on each Redemption Date, and (iv) on the Maturity Date (as defined above) (each such date, an “Interest Payment Date”). Upon five (5) Trading Days advance written notice to the Holder, provided that the Equity Payment Conditions (as defined in Section 1 above) have been met on each of the twenty (20) Trading Days immediately preceding the date of payment of Interest Payment Shares (as defined below) and provided that Interest is paid timely, the Company may pay the Interest payable on this Debenture with registered, free-trading shares of Common Stock (as defined below)(“Interest Payment Shares”) with an attributed value per share equal to the Interest Share Conversion Price as determined on the Interest Payment Date that such Interest is due to be paid hereunder (the “Interest Conversion Price”), or, if such shares are paid late, as calculated on the date that such Interest Payment Shares are delivered to the Holder, whichever is less. Notwithstanding the above, the Company may not issue a number of shares of Common Stock in excess of the Maximum Monthly Interest Share Amount toward the payment of Interest, as to all outstanding Debentures, in the aggregate, during any rolling twenty (20) Trading Day period (the “Share Payment Restriction”).

     Notwithstanding anything herein to the contrary herein, the Company shall not be entitled to pay Interest in shares of Common Stock if, and to the extent that, in the sole determination of the Holder, the issuance of such shares of Common Stock would cause the Beneficial Ownership Limitation of Section 3(a)(ii) to be exceeded. In the event the Company provides notice of its intention to pay interest in shares of Common Stock and because of the Beneficial Ownership Limitation it is unable to issue such shares of Common Stock to the Holder, the Holder, upon the Company’s written request, must promptly provide documentation to the Company demonstrating that the Beneficial Ownership Limitation would be exceeded by payment of Interest in shares of Common Stock.

Section 3.	Conversion.
(a)	Conversion Right.

     (i) Conversion Timing and Amount. Subject to the limitations on Conversion contained herein, the record Holder of this Debenture shall have the right (a “Conversion Right”) from time to time, and at any time on or after the Original Issue Date hereof to convert any of all of the Debentures (plus any accrued and unpaid Interest, and other Required Cash Payments) into fully paid and non-assessable shares of Common Stock, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified, at the Conversion Price (as defined in Section 3(b) below, subject to adjustment as provided herein) determined as provided herein (a "Conversion"). The Conversion Rights set forth in this Section 3 shall remain in full force and effect immediately from the Original Issue Date until the Debenture is paid in full regardless of the occurrence of an Event of Default.

     (ii) Limitation On Conversion. Notwithstanding the above, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon Conversion of which (nor shall the Company be permitted to pay Interest in shares of Common Stock to the extent that) the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and any applicable affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Debenture, the unexercised Warrants or the unexercised or unconverted portion of any other security of the Company subject to a limitation on Conversion or exercise analogous to the limitations contained herein)(the “Beneficially Owned Shares”) and (2) the number of shares of Common Stock issuable upon the Conversion of the portion of the Debenture with respect to which the determination of this proviso is being made or upon the payment of Interest in shares of Common Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99%

(the “Maximum Percentage”) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of this Debenture held by the Holder (the “Beneficial Ownership Limitation”). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined by the Holder in accordance with Section 13(d) of the Exchange Act and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso in the immediately preceding sentence, and PROVIDED THAT the Beneficial Ownership Limitation shall be conclusively satisfied if the applicable Notice of Conversion includes a signed representation by the Holder, if requested by the Company, that the issuance of the shares in such Notice of Conversion will not violate the Beneficial Ownership Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

     The parties agree that, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an “Offer”), in the event of a Forced Conversion by the Company in accordance with Section 3(i) hereof, or in the event that Default Shares are being issued to the Holder pursuant to Section 11 hereof, then the Maximum Percentage shall be automatically increased immediately after such Offer to read “9.99%” each place that “4.99%” occurs in the first paragraph of this Section 3(a)(ii) above. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer. The Beneficial Ownership Limitation provisions of this Section 3(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% and not in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 3(a)(ii) shall continue to apply. Any such increase or decrease to the Maximum Amount will apply only to the Holder and not to any other holder of Debentures. Upon such a change by a Holder of the Beneficial Ownership Limitation from such 4.99% limitation to such 9.99% limitation, the Beneficial Ownership Limitation may not be further waived by such Holder, provided that, if an Event of Default occurs, thereafter the Beneficial Ownership Limitation provisions of this Section 3(a)(ii) may be waived by such Holder, at the election of such Holder, upon not less than 61 days’ prior notice to the Company, to change the Maximum Percentage to any other percentage not less than 4.99% (and not limited to 9.99%) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of this Debenture held by the Holder and the provisions of this Section 3(a)(ii) shall continue to apply. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(ii) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

     (iii) Maximum Exercise of Rights. In the event the Holder notifies the Company that the exercise of the rights described in this Section 3 or the issuance of Interim Conversion Shares (as defined in Section 3(e)(iii) hereof), Payment Shares (as defined in the Securities Purchase Agreement) or other shares of Common Stock issuable to the Holder under the terms of the Transaction Documents (collectively, “Issuable Shares”) would result in the issuance of an amount of Common Stock that would exceed the maximum amount that may be issued to a Holder calculated in the manner described in Section 3(a)(ii) of this Agreement, then the issuance of such additional shares of Common Stock to such Holder will be deferred in whole or in part until such time as such Holder is able to beneficially own such Common Stock without exceeding the maximum amount calculated in the manner described in Section 3(a)(ii) of this Agreement. The determination of when such Common Stock may be issued without violating the Beneficial Ownership Limitations shall be made by each Holder as to only such Holder.

     (iv) Calculation of Conversion Amount. The number of shares of Common Stock to be issued upon each Conversion of this Debenture shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price. The term "Conversion Amount" means, with respect to any Conversion of the Debenture, the sum of (1) the principal amount of the Debenture to be converted in such Conversion, PLUS (2) all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the Conversion Date (as defined in Section 3(d) hereof), PLUS (3) at the Holder's option, any other Required Cash Payment owed to the Holder.

     (b) Conversion Price. The "Conversion Price" shall initially equal the lesser of (i) $0.25 (subject to resets and adjustments pursuant to the terms of this Debenture and subject to equitable adjustments for stock splits, stock dividends or rights offerings by the Company relating to the Company's securities or the securities of any Subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events) (the “Fixed Conversion Price”) or (ii) 80% of the average of the three (3) lowest Closing Bid Prices of the Common Stock over the twenty (20) Trading Day period ending on the Trading Day immediately preceding the applicable Conversion Date .

(c)	Reservation of Shares.

(i) Increase and Maintenance of Authorized and Reserved

Amount. The Company represents that the aggregate number of its authorized shares of Common Stock is at least 1,500,000,000 shares and covenants that it will initially reserve (the “Initial Share Reservation”) from its authorized and unissued Common Stock a number of shares of Common Stock equal to at least 150% of the initial principal amount of this Debenture, divided by the Initial Conversion Price in effect on the Original Issue Date of this Debenture, free from preemptive rights, to provide for the issuance of Common Stock upon the Conversion of this Debenture. Company further covenants that, beginning on the Original Issue Date hereof, and continuing until all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares (the “Required Debenture Reserve Amount”), free from preemptive rights, equal to 150% of the number of shares as shall from time to time be necessary to provide for the issuance of Common Stock upon the full Conversion of all of the Debentures (without regard to any limitations on conversions). The Company represents that upon issuance, such Shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Debenture shall be convertible at the then applicable Conversion Price, or if the Conversion Price shall be adjusted, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for Conversion of the outstanding portion of this Debenture.

      (ii) Insufficient Authorized Shares. If at any time while any of the Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Debentures and exercise of the Warrants at least a number of shares of Common Stock equal to the Required Reserve Amount (an "Authorized Share Failure"), then the Company shall immediately take all action necessary to increase the Company's authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Notes and Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders' approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

     The Company shall use its best efforts to authorize and reserve a sufficient number of shares of Common Stock as soon as practicable following the earlier of (i) such time that the Holder notifies the Company or that the Company otherwise becomes aware that there are or likely will be insufficient authorized, reserved and unissued shares to allow full Conversion of the outstanding amount of the Debenture and full exercise of the outstanding amount of Holder’s Warrants, based upon the Holder’s Reserved Share Allocation (as defined below) (as defined below). The Company shall send notice to the Holder of the authorization of additional shares of Common Stock, the Authorization Date.

     (iii) Allocations of Reserve Amount. The initial number of shares of Common Stock authorized and reserved for conversions of the Debentures and exercise of the Warrants and each increase in the number of shares so reserved

(collectively, the “Actual Reserved Amount”) shall be allocated pro rata among the holders (the "Reserved Share Allocation") of the Debentures based on the aggregate number of Shares into which all of the Holder’s outstanding Debenture would be convertible and into which all of Holder’s outstanding Warrants would be exercisable at the time of the increase (collectively, the “Fully Diluted Holdings”). In the event a holder shall sell or otherwise transfer such Holder’s Debenture, each transferee shall immediately be allocated a pro rata portion of such transferor’s Reserved Share Allocation. Any portion of the Reserved Share Allocation which remains allocated to any Person or entity which does not hold any Debenture shall be allocated to the remaining holders of Debentures, pro rata based on the Holder’s Fully Diluted Holdings at the time of such allocation.

(d) Method of Conversion.

     (i) Mechanics of Conversion. Subject to Section 3(a) and the other provisions of this Debenture, this Debenture may be converted into Common Stock by the Holder in whole or in part at any time and from time to time after the Original Issue Date, by (A) submitting to the Company a duly executed notice of Conversion in the form attached hereto as Exhibit A ("Notice of Conversion") by facsimile dispatched prior to Midnight, New York City time (the "Conversion Notice Deadline") on the date specified therein as the Conversion Date (as defined herein) (or by other means resulting in written notice to the Company on the date specified therein as the Conversion Date) to the office of the Company; which notice shall specify the principal amount of this Debenture to be converted (plus the dollar amount of any accrued but unpaid Interest and other Required Cash Payments that the Holder elects to convert into Common Stock), the applicable Conversion Price, and the number of shares of Common Stock issuable upon such Conversion; and (B) subject to Section 3(d)(vii), surrendering the Debenture at the principal office of the Company.

     (ii) Conversion Date. The "Conversion Date" shall be the date specified in the Notice of Conversion, provided that the Notice of Conversion is submitted by facsimile (or by other means resulting in, or reasonably expected to result in, written notice) to the Company or its transfer agent (“Transfer Agent”) before Midnight, New York City time, on the date so specified, otherwise the Conversion Date shall be the date that the Notice of Conversion (or a facsimile thereof) is first received by the Company or its Transfer Agent. The Person or Persons entitled to receive the shares of Common Stock issuable upon Conversion shall be treated for all purposes as the record holder or holders of such securities as of the Conversion Date.

     (iii) Delivery of Common Stock Upon Conversion. Upon submission of a Notice of Conversion, the Company shall, by no later than the third (3rd) Business Day after the Conversion Date (the "Conversion Shares Delivery Deadline"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock (“Conversion Shares”) for the principal amount of this Debenture (plus the dollar amount of any accrued but unpaid Interest and other Required Cash Payments that the Holder elects to convert into Common Stock) converted as shall be determined in accordance herewith. Upon the Conversion of this Debenture, the Company shall, at its own cost and expense, take all necessary action, including obtaining and delivering an opinion of counsel to assure that the Company's Transfer Agent shall issue stock certificates in the name of Holder (or its nominee) or such other Persons as designated by Holder and in such denominations to be specified at Conversion representing the number of shares of Common Stock issuable upon such Conversion. The Company warrants that no instructions other than these instructions have been or will be given to the Transfer Agent of the Common Stock and that the Shares will be free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Shares provided the Shares are being sold pursuant to an effective registration statement covering the Shares or are otherwise exempt from registration.

     (iv) Delivery Failure; Revocation of Conversion. In addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the Conversion Shares Delivery Deadline, or fails to effect delivery of Default Shares by the Default Share Delivery Deadline (as defined in Section 11 hereof) (each, a “Delivery Failure”), the Holder, at its option, will be entitled to revoke all or part of the relevant Notice of Conversion (a “Conversion Revocation”) or rescind all or part of a Default Conversion Notice (as defined in Section 11) (a “Default Conversion Revocation”) or rescind all or part of a Major Transaction Conversion Notice (as defined in Section 4) (a “Major Transaction Conversion Revocation”) or rescind all or part of the notice of Redemption, including but not limited to a notice of Mandatory Redemption (a “Redemption Revocation”), as applicable, by delivery of a notice to such effect to the Company whereupon the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portions of this Debenture and the Company and the Holder shall each be restored to their respective positions immediately prior to the delivery of such notice.

     (v) Obligation of Company to Deliver Common Stock. Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such Conversion, and, except as otherwise provided in this Debenture, unless the Company defaults on its obligations hereunder, all rights with respect to the portion of this Debenture being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such Conversion. The provisions of this subsection are subject to the provisions of Section 3(d)(iv) hereof.

     (vi) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion, or Upon Submission for Legend Removal. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such certificate or certificates (without legends, if the Unrestricted Conditions have been met) by the Conversion Shares Deliver Deadline pursuant to Section 3(d)(iii), or if at any time the Holder submits shares of Common Stock for legend removal when the Unrestricted Conditions have been met, and the Company fails to deliver or cause to be delivered to such Holder a certificate representing such shares that is free from all restrictive and other legends by the applicable Legend Removal Date,1 and if after such Conversion Shares Deliver Deadline or Legend Removal Date, as applicable, the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Conversion Shares Deliver Deadline or Legend Removal Date, as applicable2 (each, a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, if applicable, either reinstate (or if necessary, reissue) the portion of the Debenture for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements under Section 3(d)(iii). For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of the Debenture with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of the Debenture as required pursuant to the terms hereof.

     (vii) Surrender of Debenture Upon Conversion; Book-Entry. Notwithstanding anything to the contrary set forth herein, upon Conversion of this Debenture in accordance with the terms hereof, the Holder shall not be required to physically surrender the Debenture to the Company unless all of this Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company promptly following the Conversion Date at issue. The Holder and the Company shall maintain records showing the amount of this Debenture that is so converted and the dates of such Conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Debenture upon each such Conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error.

     (viii) No Fractional Shares. If any Conversion of this Debenture would result in a fractional share of Common Stock or the right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon Conversion of this Debenture shall be the next higher number of shares.

     (ix) Lost or Stolen Debentures. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Debenture, and (in the case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender and cancellation of the Debenture, if mutilated, the Company shall execute and deliver a new Debenture of like tenor and date.

(e) Legends. (i) Restrictive Legends.

The Holder understands that the

Debentures and, until such time as Conversion Shares and any other Issued Common Shares (as defined in the Securities Purchase Agreement) have been registered under the 1933 Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion Shares and any other Issued Common Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

     "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO COUNSEL TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT."

     (ii) Removal of Legends. The Company will issue and deliver the Conversion Shares without restrictive legends (including the legend set forth above in this Section 3(e)), and will remove any restrictive legends on any Conversion Shares that contain restrictive legends (including the legend set forth above in this Section 3(e)), in each case when and as required under Section 6(a) of the Securities Purchase Agreement. The Holder agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

     (f) DTC Delivery. In lieu of delivering physical certificates representing the unlegended shares of Common Stock (the “Unlegended Shares”), provided the Holder’s Transfer Agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, so long as the certificates therefor are not required to bear a legend and the Holder is not obligated to return such certificate for the placement of a legend thereon, the Company shall cause its Transfer Agent to electronically transmit the Unlegended Shares to the Holder by crediting the account of the Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system. The time periods for delivery and penalties described herein shall likewise apply to the electronic transmittals described herein.

     (g) Status as Shareholder. Upon submission of a Notice of Conversion by a Holder, (i) the portion of the Debenture covered thereby (other than the portion , if any, pursuant to the Conversion of which shares cannot be issued because their issuance would exceed such Holder's allocated portion of the Required Reserve Amount) shall be deemed converted into shares of Common Stock and (ii) the Holder's rights as a Holder of such converted portion of this Debenture shall cease and terminate, excepting only the right to receive certificates for such shares of Common Stock and to any other remedies provided herein or in the Transaction Documents or otherwise available at law or in equity to such Holder because of a failure by the Company to comply with the terms of this Debenture, including but not limited to the remedies provided in Section 3(d)(iv), Section 14 and Section 11 hereof. Notwithstanding the foregoing, if a Holder initiates a Conversion Revocation, a Default Conversion Revocation or a Redemption Revocation pursuant to Section 3(d)(iv) hereof, the Holder shall regain the rights of a Holder of this Debenture with respect to such unconverted portion of this Debenture as specified in Section 3(d)(iv) and the Company shall, as soon as practicable, return such unconverted portion of this Debenture to the Holder or, if the Debenture has not been surrendered, adjust its records to reflect that such portion of the Debenture has not been converted. In all cases, the Holder shall retain all of its rights and remedies (including, without limitation, the right to receive the Default Amount pursuant to Section 11 to the extent required thereby) for the Company's failure to convert this Debenture.

     (h) Pro Rata Conversion. In the event that the Company receives a Conversion Notice from more than one holder of Debentures for the same Conversion Date and the Company can convert some, but not all, of such portions of the Debentures submitted for conversion, the Company shall convert from each holder of Debentures electing to have Debentures converted on such date a pro rata amount of such holder's portion of its Debentures submitted for conversion based on the principal amount of Debentures submitted for conversion on such date by such holder relative to the aggregate principal amount of all Debentures submitted for conversion on such date.

     (i) Forced Conversion. If for each of any twenty (20) consecutive Trading Days (i) the Equity Payment Conditions have all been met for each such Trading, and (ii) the Market Price of the Common Stock for each such Trading Day exceeds 300% of the Initial Conversion Price for this Debenture, then the Company may provide to the

Holders a twenty (20) Trading Day advance notice (an “Advance Forced Conversion Notice”) to all Holders notifying the Holders that the Company has elected to force each Holder to convert all or a specified portion of the Debenture held by such Holders on the date that is twenty (20) Trading Days after the date of such advance notice (the “Target Forced Conversion Date”). If the Equity Payment Conditions are met during each Trading Day of the twenty (20) consecutive Trading Day period immediately preceding the Target Forced Conversion Date (the “Forced Conversion Threshold Period”) and the Closing Price for the Common Stock exceeds 300% of the Initial Conversion Price for this Debenture during each day of the Forced Conversion Threshold Period, then the Debenture shall be deemed automatically converted as of the Target Forced Conversion Date to the extent set forth in the Advance Forced Conversion Notice (a “Forced Conversion”). The Company shall, within three (3) Business Days after the Target Forced Conversion Date (the "Delivery Period"), issue and deliver (or cause its Transfer Agent so to issue and deliver) in accordance with the terms hereof and the Securities Purchase Agreement to or upon the order of the Holder that number of shares of Common Stock (“Conversion Shares”) for the principal amount of this Debenture for which Conversion was forced (plus the dollar amount of any accrued but unpaid Interest) as shall be determined in accordance herewith. In the event of a Forced Conversion, the Holder shall promptly deliver the Debenture for which Conversion was forced to the Company, if and to the extent required under Section 3(d)(vii) hereof.

     Notwithstanding the above, if any one or more of the Equity Payment Conditions are not met, or if the Closing Price for the Common Stock does not exceed 300% of the Initial Conversion Price, on any Trading Day during the Forced Conversion Threshold Period, then the Company shall not be entitled to force Conversion of the portion of the Debenture described in the Advance Forced Conversion Notice. Any Advance Forced Conversion Notices shall be applied ratably to all of the Holders in proportion to each Holder’s initial purchases of Debentures pursuant to the Securities Purchase Agreement, provided that any voluntary Conversions by a Holder during the Forced Conversion Threshold Period shall be applied against such Holder’s pro-rata allocation thereby decreasing the aggregate amount forcibly converted hereunder.

     Notwithstanding anything herein to the contrary herein, an Advance Forced Conversion Notice shall be void and of no effect to the extent that, in the sole determination of the Holder, the forced Conversion would cause the Beneficial Ownership Limitation to be exceeded. In the event the Company issues an Advance Forced Conversion Notice and because of the Beneficial Ownership Limitation it is unable to force the Holders to convert all of the Debenture, as to any portion of the Debenture outstanding, (i) the Holder, upon the Company’s written request, must promptly provide documentation to the Company demonstrating that the Beneficial Ownership Limitation would be exceeded by such forced conversion and (ii) the Company shall not have the right to issue another Forced Conversion Notice for at least 30 days and at such time all conditions hereunder must again be met, including the pricing condition and the Equity Payment Conditions.

     Section 4. Rights Upon Major Transaction or Change of Entity Transaction.

(a) Definitions. For purposes hereof,

     “Change of Entity Transaction” means (i) a consolidation, merger, exchange of shares, recapitalization, reorganization, business combination or other similar event, (A) following which the holders of Common Stock immediately preceding such consolidation, merger, combination or event either (1) no longer hold a majority of the shares of Common Stock of the Company or (2) no longer have the ability to elect the board of directors of the Company or (B) as a result of which shares of Common Stock shall be changed into (or the shares of Common Stock become entitled to receive) the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity.

     “Sufficient Trading Characteristics” shall mean that the average daily dollar trading volume of the common stock of such entity on its primary exchange or market is equal to or in excess of $100,000 for the 90th through the 31st day prior to the public announcement of such transaction.

     “Permissible Change of Entity Transaction” shall mean a Change of Entity Transaction where the Successor Entity (as defined below) (A) is a publicly traded Company whose common stock is quoted on or listed for trading on an Eligible Market, (B) has Sufficient Trading Characteristics (as defined below) and (C) meets the Assumption Requirements (as required in Section 4(b) below), or any other Change of Entity Transaction with respect to which the Holder provides the Company with a Major Transaction Approval Notice (as defined in subsection (d) immediately below).

     “Impermissible Change of Entity Transaction” shall mean a Change of Entity Transaction which does not qualify as a Permissible Change of Entity Transaction.

“Major Transaction” means

(i)	an Impermissible Change of Entity Transaction; and

(ii)	the sale or transfer of more than 40%, in the aggregate, of

the properties or assets of the Company to another Person or Persons in any rolling 12 month period (an “Asset Sale”); and

     (iii) a purchase, tender or exchange offer made to and accepted by the holders of more than the 50% of the outstanding shares of Common Stock.

     (b) Assumption Upon Permissible Change of Entity Transaction. The Company shall not, so long as any of the Debentures remain outstanding, enter into or be party to a Change of Entity Transaction unless any Person purchasing the Company’s assets or Common Stock, or any successor entity resulting from such Change of Entity Transaction (in each case, a “Successor Entity”), assumes (an “Assumption”) in writing all of the obligations of the Company under the Debenture and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Change of Entity Transaction, including agreements to deliver to each holder of Debentures in exchange for such Debentures a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Debenture, including, without limitation, having a principal amount and interest rate equal to the principal amount and Interest rate of the Debentures held by such holder, having similar conversion rights as the Debentures (including but not limited to a similar Conversion Price and similar Conversion Price adjustment provisions) and having similar priority to the Debentures, and satisfactory to the Required Holders. Upon the occurrence of any Change of Entity Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Change of Entity Transaction, the provisions of the Debenture referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under the Debenture with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of a Change of Entity Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of the Debentures at any time after the consummation of the Change of Entity Transaction, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) issuable upon the conversion of the Debentures prior to such Change of Entity Transaction, such shares of publicly traded common stock (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of the Debenture. The provisions of this Section shall apply similarly and equally to successive Change of Entity Transactions and shall be applied without regard to any limitations on the conversion of the Debenture. The requirements of this Section 4(b) are referred to herein as the “Assumption Requirements.”

     (c) Notice of Transaction. At least thirty (30) days prior to the consummation of a Major Transaction or Change of Entity Transaction, but not prior to the public announcement of such transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a " Transaction Notice"), which notice shall specify the nature and terms of the proposed transaction (including notice of whether or not such transaction constitutes a Major Transaction) and nature of the Successor Entity (if any).

     (d) Redemption Right Upon Major Transaction. If the Company proposes to enter into a Major Transaction, then, unless otherwise notified by the Holder in writing (a “Major Transaction Approval Notice”) prior to the consummation of such Major Transaction, the Company shall redeem (a “Redemption Upon Major Transaction”) all or any portion of its Debentures by delivering written notice thereof ("Major Transaction Redemption Notice") to the Company, which Major Transaction Redemption Notice shall indicate the aggregate principal amount of Debentures (the “Redemption Principal Amount”) that the Holder is electing to be redeemed. The Debentures subject to redemption pursuant to this Section 4(d) shall be redeemed by the Company in cash at a price (the "Major Transaction Redemption Price") equal to the greater of:

(i) the product of (A) the sum of the Redemption Principal Amount being redeemed and any accrued and unpaid Interest with respect to such Redemption Principal Amount, and any other Required Cash Payments (such amounts in addition to the Redemption Principal Amount are referred to herein as the “Supplementary Amounts”), and (B) the quotient determined by dividing (x) the greater of (I) the Market Price of the Common Stock immediately following the public announcement of such proposed Major Transaction and (II) the Market Price on the date that the Major Transaction Redemption Price is paid to the Holder, by (y) the Conversion Price,

and

(ii) the sum of (A) the Redemption Principal Amount being redeemed, plus (B) the Supplementary Amounts.

     (e) Escrow; Payment of Major Transaction Redemption Price. Following the receipt of a Major Transaction Redemption Notice from the Holder, the Company shall not effect a Major Transaction unless it shall first place, or shall cause the Successor Entity to place, into an escrow account with an independent escrow agent, at least three (3) Business Days prior to the closing the Major Transaction (the “Major Transaction

Escrow Deadline”), an amount equal to the Major Transaction Redemption Price. Concurrently upon closing of any Major Transaction, the Company shall pay or shall instruct the escrow agent to pay the Major Transaction Redemption Price to the Holder, which payment shall constitute a Redemption Upon Major Transaction of the Debenture.

     (f) Injunction. Following the receipt of a Major Transaction Redemption Notice from the Holder, in the event that the Company attempts to consummate a Major Transaction without placing the Major Transaction Redemption Price in escrow in accordance with subsection (e) above or without payment of the Major Transaction Redemption Price to the Holder upon consummation of such Major Transaction, the Buyer shall have the right to apply for an injunction in any state or federal courts sitting in the City of New York, borough of Manhattan to prevent the closing of such Major Transaction until the Major Transaction Redemption Price is paid to the Holder, in full.

     (g) Mechanics of Redemptions Upon Major Transactions. Redemptions required by this Section 4 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to shareholders in connection with a Major Transaction. To the extent redemptions required by this Section 4(g) are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 4, until the Major Transaction Redemption Price (together with any Supplementary Amounts thereon) is paid in full, the Redemption Principal Amount submitted for redemption under this Section and the Supplementary Amounts may be converted (a “Major Transaction Conversion”), in whole or in part, by the Holder into shares of Common Stock upon written notice (“Major Transaction Conversion Notice”) to the Company (or the Successor Entity, if applicable), or in the event the Conversion Date is after the consummation of a Change of Entity Transaction (as defined above), into shares of publicly traded common stock (or their equivalent) of the Successor Entity pursuant to Section 4(b). Unless otherwise indicated by the Holder in the applicable Notice of Conversion, any principal amount of this Debenture converted during the period from the date of the Major Transaction Redemption Notice until the date the Major Transaction Redemption Price is paid in full shall be considered to be a conversion (instead of a Redemption) of a portion of the Debenture that would have been subject to such Redemption, and any amounts of this Debenture converted from time to time during such period shall converted in full into Common Stock at the Conversion Price then in effect, and the dollar amount so converted into Common Stock shall be deducted from the Redemption Principal Amount (as defined above) and any Supplementary Amounts that are subject to such redemption. The parties hereto agree that in the event of the Company's redemption of any portion of the Debenture under Section 4(d), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder.

Section 5. Effect of Certain Events.

     (a) Participation. The Holder, as the holder of the Debenture, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had completely converted the Debenture into Common Stock (without regard to any limitations on Conversion herein or elsewhere and without regard to whether or not a sufficient number of shares are authorized and reserved to effect any such exercise and issuance) and had held such shares of Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

     (b) Voting Rights. The Holder shall obtain common shareholder voting rights with respect to the number of shares of Common Stock held by the Holder plus the number of shares of Common Stock issuable pursuant to Conversions of the Debenture at any given time (subject to the Beneficial Ownership Limitations).

     (c) Rights Upon Issuance of Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of Common Shares acquirable upon complete Conversion of the Debenture (without taking into account any limitations or restrictions on the convertibility of the Debenture) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights.

     Section 6. Certain Adjustments. The Conversion Price shall be subject to adjustment from time to time as provided in this Section.

     (a) Adjustments to Conversion Price Due to Subsequent Equity Sales. If, at any time while this Debenture is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock Equivalents (including Common Stock or Common Stock Equivalents issued in consideration for settlement or retirement of existing debt) entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Fixed Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments (including but not limited to Common Stock Equivalents that are entitled to price adjustments analogous to these Subsequent Issuance Adjustments), reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Fixed Conversion Price, such issuance shall be deemed to have occurred for less than the Fixed Conversion Price on such date of the Dilutive Issuance), regardless of whether or not any such issuance or repricing of securities is conditioned upon circumstances or events that may occur in the future, then the Fixed Conversion Price shall be reduced (but not increased) to equal the lesser of (i) the Base Conversion Price, or (ii) the Fixed Conversion Price in effect immediately prior to such Dilutive Issuance. Such adjustment shall be made whenever such Common Stock or Common Stock Equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 6(a) in respect of an Exempt Issuance. If the Company issues or sells, or agrees to issue or sell, Variable Equity Securities, despite the prohibition set forth in the Securities Purchase Agreement, the Company shall be deemed to have issued Common Stock or Common Stock Equivalents at the lowest possible conversion price at which such securities may be converted or exercised. The adjustments required by this Section 6(a) are referred to in the singular, a

“Subsequent Issuance Adjustment,” and collectively, the “Subsequent Issuance Adjustments”). No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

      (b) Subsequent Rights Offerings. If the Company, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, shall issue rights, options or warrants to all holders of Common Stock (and not to Holders) entitling them to subscribe for or purchase shares of Common Stock at a price per share (the “Base Rights Offering Price”) that is lower than the Conversion Price then in effect, then the Conversion Price shall be reduced (but not increased) to the Base Rights Offering Price. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options or warrants. No adjustment shall be made hereunder if such adjustment would result in an increase of the Conversion Price then in effect.

     (c) Pro Rata Distributions. If the Company, at any time prior to the date that all of the Debentures have been converted, redeemed or otherwise satisfied in accordance with their terms, distributes to all holders of Common Stock (and not to the Holders) evidences of its indebtedness or assets (including cash and cash dividends) or rights or warrants to subscribe for or purchase any security (other than the Common Stock, which shall be subject to Section 6(b)), then in each such case the Conversion Price shall be adjusted by multiplying such Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction of which the denominator shall be the VWAP determined as of the record date mentioned above, and of which the numerator shall be such VWAP on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to 1 outstanding share of the Common Stock as determined by the Board of Directors of the Company in good faith. In either case the adjustments shall be described in a statement delivered to the Holder describing the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to 1 share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above.

     (d) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a greater number of shares, then, after the date of record for effecting such subdivision, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock acquirable hereunder into a smaller number of shares, then, after the date of record for effecting such combination, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

     (e) Notice of Dilutive Issuances and Adjustments. The Company shall notify the Holder in writing, no later than one (1) Business Day following any Dilutive Issuance, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price, exercise price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 6(e), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Conversion Shares based upon the Conversion Price (as adjusted) on or after the date of such Dilutive Issuance, as applicable, regardless of whether the Holder accurately refers to the Conversion Price (as adjusted) in the Notice of Conversion. Whenever the Conversion Price is adjusted pursuant to this Section 6 or otherwise, the Company shall promptly mail to the Holder a notice (a “Conversion Price Adjustment Notice”) setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment. For purposes of clarification, whether or not the Company provides a Conversion Price Adjustment Notice pursuant to this Section 6(e), upon the occurrence of any event that leads to an adjustment of the Conversion Price, the Holders are entitled to receive a number of Conversion Shares based upon the new Conversion Price, as adjusted, for Conversions occurring on or after the date of such adjustment, regardless of whether a Holder accurately refers to the adjusted Conversion Price in the Notice of Conversion.

     (f) Notice to Allow Conversion by Holder. If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, of any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Debenture, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Debenture Register, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. The Holder is entitled to convert this Debenture during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice.

Section 7. Automatic Redemption at End of Term.

     (a) Automatic Redemption at End of Term. Any Debenture that has not been submitted for Conversion into Common Stock and has not been subjected to a Default Notice by midnight, New York City time, on the Maturity Date (the “Automatic Redemption Date”), shall be automatically redeemed (“Automatic Redemption”) for a redemption price, in cash, equal to the outstanding principal amount of this Debenture, plus all accrued and unpaid Interest and other Required Cash Payments (the “Automatic Redemption Amount”). The Automatic Redemption Amount shall be due and payable within 5 Trading Days of the Automatic Redemption Date.

(b) Omitted

Section 8. Priority.

     (a) Priority. The Debentures are junior and subordinate to the Company's senior 8% secured convertible debentures issued in conjunction with the September 2007 Financing, the Company’s 8% unsecured convertible debentures issued in connection with the November 2007 Financing, and the Company’s 8% unsecured convertible debentures issued in connection with the May 2008 Financing. All future debt issued by the Company or any Subsidiary shall be subordinated and junior to the Debentures. Neither the Company nor any Subsidiary shall, without the written permission of the Holder, issue any other debt that is senior to, or pari passu with, the Debentures. From the Original Issue Date of the Debentures through the date that all of the Debentures have been paid in full or converted in full, before entering into, or permitting any Subsidiary to enter into, any future debt with a third party, the Company shall first obtain a subordination agreement, satisfactory to Holder, from the proposed debt holder.

(b) Not Used.

     Section 9. Certain Negative Covenants; Misc. Without the prior written consent of the Required Holders, until such time as less than 20% of the Debentures remain Outstanding, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

     (a) (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or (ii) directly or indirectly or through any Subsidiary of the Company make any other payment or distribution in respect of its capital stock. For purposes hereof, each Debenture or any portion thereof shall be deemed to be “Outstanding” until such time as it has been converted, redeemed or otherwise satisfied in accordance with its terms.

     (b) redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, other than as to the Conversion Shares or Warrant Shares as permitted under the Transaction Documents.

     (c) by amendment of its charter documents, including but not limited to the Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Debenture, and will at all times in good faith carry out all of the provisions of the Debenture and take all action as may be required to protect the rights of the Holder of the Debenture.

     (d) other than securities issued in connection with an Indebtedness LockUp Exception (as defined herein) and issuances to the Holders as contemplated by the Transaction Documents, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom (the “Indebtedness Negative Covenant”);

     (e) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries (collectively, "Liens") of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

     (f) enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission that is not approved by a two-thirds (2/3) majority of the disinterested board of directors, except with respect to standard employment arrangements with officers and directors and employees of the Company; or

      (g) redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on such Indebtedness, if at the time such payment is due or is otherwise made or after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing.

(h) enter into any agreement with respect to any of the foregoing.

Section 10. Events of Default.

     Unless waived by the Required Holders, each of the following events shall be considered to be an "Event Of Default":

     (a) Failure to Make Cash Payments When Due. The Company fails to pay (each, a “Payment Failure”) any cash payments due to the Holder under the terms of this Debenture when due under this Debenture, whether on an interest or dividend payment due date, at maturity, upon mandatory prepayment, upon acceleration, or upon any Redemption or otherwise or fails to pay any other cash payments that are due and owing under this Debenture, a Warrant or any other Transaction Document when due, including but not limited to all accrued and unpaid Interest and Redemption Amounts (each cash payment referred to above is referred to as a “Required Cash Payment”), and such Payment Failure continues for a period of fifteen (15) days after the applicable due date; or

     (b) Conversion and Delivery of the Shares. The Company (i) fails to issue and deliver shares of Common Stock to the Holder upon exercise by the Holder of the Conversion Rights of the Holder in accordance with the terms of this Debenture by the tenth (10th) Business Day after the Conversion Date, or (ii) fails for a period of ten (10) Business days to transfer or cause its Transfer Agent to transfer (electronically or in certificated form) any certificate for shares of Common Stock issued or issuable to the Holder upon Conversion of the Debenture as and when required by the terms of this Debenture or upon exercise the Warrant as and when required by the terms of the Warrant; or

(c)	Omitted.

(d)	Receiver or Trustee. The Company or any Subsidiary of the Company

shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed; or

     (e) Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any "significant Subsidiary" (as defined in Rule 1-02(w) of Regulation S-X promulgated under the 1933 Act) of the Company, or the Company or any Significant Subsidiary shall otherwise be subject to a Bankruptcy Event; or

     (f) Delisting of Common Stock. A Delisting Event (as defined below) occurs and remains uncured for a period of 10 Trading days, where a “Delisting Event” means that the Common Stock is not listed or traded with an Eligible Market; or

     (g) Failure to Authorize and Reserve Common Stock. The Holder's Reserved Share Allocation is less than the number of shares of Common Stock that the Holder would be entitled to receive upon a conversion of the full Conversion Amount of this Debenture and upon an exercise in full of the Warrants held by the Holder (without regard to any Beneficial Ownership Limitations on conversion set forth in Section 3(a)(ii) or otherwise or any analogous provisions of the Warrants), and such shortfall is not cured within ten (10) Business Days; or

     (h) Legend Removal Failure. A Legend Removal Failure (as defined below) occurs and remains uncured for a period of ten (10) Business days, where “Legend Removal Failure” means a failure by the Company to issue Conversion Shares, Warrant Shares or Payment Shares without restrictive legends or to remove restrictive legends from Conversion Shares, Warrant Shares or Payment Shares when so required (or to withdraw any stop transfer instructions in respect thereof), in each case pursuant to Section 3(e) hereof, Section 6 of the Securities Purchase Agreement or otherwise pursuant to this Debenture, the Securities Purchase Agreement or any of the other Transaction Documents; or

     (i) Corporate Existence; Major Transaction. The Company has effected a Major Transaction without paying the Major Transaction Redemption Price to the Holder pursuant to Section 4(c) or, if the Holder did not elect a Redemption Upon Major Transaction (if applicable), the Company has failed to meet the Assumption Requirements of Section 4(b) prior to effecting a Change of Entity Transaction; or

     (j) Breach of Securities Issuance Restrictions, Limited Issuances, Rights of Participation or Securities Exchange Rights. A breach of any of Section 4(e)(i – v) of the Securities Purchase Agreement occurs; or

     (k) Impermissible Liens. The Company creates or suffers to exist any Lien upon any of its properties, except for Permitted Liens; or

     (l) Failure to Comply With Dispute Resolution Procedures. The Company has failed to comply in good faith with the Dispute Resolution Procedures (as defined herein) or has failed to adjust the Conversion Price as required hereunder following a

Dilutive Issuance, or otherwise (after any applicable Dispute Resolution Procedure required herein), and such failure continues for an additional ten (10) days after the Holder provides written notice (a “Dispute Resolution Procedure Demand”) to the Company that such performance by the Company is required.

Section 11. Mandatory Redemption; Posting of Bond.

     (a) Mandatory Redemption. If any Events of Default shall occur then, upon the occurrence and during the continuation of any Event of Default, at the option of the Holder, such option exercisable through the delivery of written notice to the Company by such Holders (the "Default Notice"), the Debenture shall become immediately due and payable and the Company shall pay to the Holder (a “Mandatory Redemption”), in full satisfaction of its obligations hereunder, an amount (such amount referred to herein as the "Default Amount" or the “Mandatory Redemption Amount”) equal the greater of (i) and (ii) immediately below:

     (i) the Mandatory Redemption Premium, multiplied by the sum (such sum of (x), plus (y), plus (z) immediately below shall be referred to herein as the "Default Conversion Sum") of

     (x) the aggregate outstanding principal amount of this Debenture, PLUS

     (y) all accrued and unpaid Interest thereon for the period beginning on the Original Issue Date and ending on the date of payment of the Default Amount (the "Default Payment Date"), PLUS

(z) all accrued and unpaid Required Cash Payments, if any,

and

     (ii) the Conversion Value of the Default Conversion Sum to be prepaid, where ”Conversion Value” means

     (x) the Default Conversion Sum divided by the Conversion Price in effect on the date that the Company pays the Default Amount;

MULTIPLIED BY

     (y) the greater of (i) the Market Price (as defined herein) for the Common Stock on the Default Notice Date or (ii) the Market Price on the date that the Company pays the Default Amount.

     Five (5) Business Days after the Company’s receipt of the Holder’s Default Notice (the “Default Amount Due Date”), the Default Amount, together with all other amounts payable hereunder, shall immediately become due and payable, all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity.

     If the Company fails to pay the Default Amount by the Default Amount Due Date, (i) the Conversion Price shall be permanently decreased (but not increased)(each, a “Default Adjustment”) on the first Trading Day of each calendar month thereafter (each a “Default Adjustment Date”) until the Default Amount is paid in full, to a price equal to the lesser of (i) the Conversion Price then in effect, or (ii) the lowest Market Price that has occurred on any Default Adjustment Date since the date that the Event of Default began and (ii) at any time thereafter, the Holder shall have the right at any time, and from time to time, so long as the Company remains in default (and so long and to the extent that there are sufficient authorized shares), to require the Company, upon written notice (“Default Conversion Notice”) (which may be given one or more times, from time to time anytime after the Default Amount Due Date), to immediately issue, in lieu of all or any specified portion (the “Specified Portion”) of the unpaid portion (the “Unpaid Portion”) of the Default Amount, a number of shares (the “Default Shares”) of Common Stock, subject to the Beneficial Ownership Limitation then in effect, equal to the Specified Portion of the Default Amount divided by the Conversion Price in effect on the date such shares are issued to the Holder, PROVIDED THAT, the Holder may require that such payment of shares be made in one or more installments at such time and in such amounts as Holder chooses. The Default shares are due within five (5) Business Days of the date that the Holder delivers a Default Conversion Notice to the Company (the

“Default Share Delivery Deadline”).

     To the extent redemptions required by this Section 11 are deemed or determined by a court of competent jurisdiction to be prepayments of the Debenture by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Debenture submitted for redemption, the Company shall redeem a pro rata amount from each Holder based on the principal amount of the Debenture submitted for redemption by such Holder relative to the total principal amount of Debentures submitted for redemption by all Holders. The parties hereto agree that in the event of the Company's redemption of any portion of the Note under this Section 11, the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any Mandatory Redemption Amount due under this Section 11 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty.

     The Holder shall not be entitled to receive Default Shares on a given date if and to the extent that such issuance would cause the Beneficial Ownership Limitation then in effect to be exceeded. If and to the extent that the issuance of Default Shares with respect to a given Specified Portion would result in the a violation of the Beneficial Ownership Limitation, then that particular Specified Portion shall be automatically reduced to a value that would cause the number of Default Shares to be issued to equal the Maximum Percentage, and the amount of such reduction shall be added back to the Unpaid Portion of the Default Amount.

     Upon the payment in full of the Mandatory Redemption Amount, the Holder shall promptly surrender this Debenture to or as directed by the Company (or, if applicable, shall submit a signed notice that such Debenture has been lost, stolen or destroyed). In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Debenture until such time, if any, as the Holder receives full payment pursuant to this Section 11. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

     (b) Posting of Bond. In the event that any Event of Default occurs hereunder or any Event of Default occurs under any of the Transaction Documents (as defined in the Securities Purchase Agreement), then the Company may not raise as a legal defense (in any Lawsuit, as defined below, or otherwise) or justification to such Event of Default any claim that such Holder or anyone associated or affiliated with such Holder has been engaged in any violation of law, unless the Company has posted a surety bond (a “Surety Bond”) for the benefit of such Holder in an amount equal to the aggregate Surety Bond Value (as defined below) of all of the Holder’s Debenture and Warrants (the “Bond Amount”), which Surety Bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

     For purposes hereof, a “Lawsuit” shall mean any lawsuit, arbitration or other dispute resolution filed by either party herein pertaining to any of the Transaction Documents (as defined in the Securities Purchase Agreement).

     “Debenture Market Value” shall mean the outstanding principal amount of this Debenture, plus any accrued and unpaid Interest, and other Required Cash Payments, divided by the lowest Conversion Price in effect at any time during the period between the applicable Event of Default and the filing of the Surety Bond required by this subsection (the “Surety Bond Pricing Period”), all multiplied by the highest Closing Price during the Surety Bond Pricing Period.

     “Surety Bond Value,” for each Debenture, shall mean 130% of the highest Debenture Market Value (as defined above) of each of the Holder’s Debenture and for each Warrant, shall mean 130% of the highest Black Scholes value (as defined in Section

10(b) of the Warrants) of each of the Holder’s Warrants (where, in each case, such highest market value represents the highest value determined during the period from the date of the subject Event of Default through the Trading Day preceding the date that such Surety Bond goes into effect).

     (c) Injunction and Posting of Bond. In the event that the Event of Default referred to in subsection 11(b) above pertains to the Company’s failure to deliver unlegended shares of Common Stock to the Holder pursuant to a Debenture Conversion, Warrant Exercise, legend removal request, or otherwise, the Company may not refuse such unlegended share delivery based on any claim that such Holder or any one associated or affiliated with such Holder has been engaged in any violation of law, unless an injunction from a court, on prior notice to Holder, restraining and or enjoining Conversion of all or part of said Debenture shall have been sought and obtained by the Company and the Company has posted a Surety Bond for the benefit of such Holder in the amount of the Bond Amount (as described above), which bond shall remain in effect until the completion of litigation of the dispute and the proceeds of which shall be payable to such Holder to the extent Holder obtains judgment.

     (d) Redemption by Other Holders. Upon the Company's receipt of notice from any of the holders of the Other Debentures for redemption or repayment as a result of an event or occurrence of an Event of Default or a Major Transaction (each, an "Other Redemption Notice"), the Company shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company's receipt of the Holder's Redemption Notice and ending on and including the date which is three (3) Business Days after the Company's receipt of the Holder's Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Debentures (including the Holder) based on the principal amount of the Debentures submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

Section 12.

Holder’s Redemptions.

     (a) Mechanics of Holder’s Redemptions. In the event that the Holder has sent a Major Transaction Redemption Notice to the Company pursuant to Section 4(d) or a Default Notice pursuant to Section 11(a), respectively (each, a “Redemption Notice”), the Holder shall promptly submit this Debenture to the Company. In the event of a redemption of less than all of the outstanding principal amount of this Debenture, the Company shall promptly cause to be issued and delivered to the Holder a new Debenture representing the outstanding principal amount which has not been redeemed.

     (b) Warrants Detachable. Neither a Forced Conversion, an MFN Exchange (as defined in the Securities Purchase Agreement) nor any Redemption of the Debenture shall have any effect on the Holder’s Warrants. The Warrants constitute a separate, detachable security from the Debentures. Notwithstanding any MFN Exchange, Forced Conversion or Redemption of the Debenture, the Holder shall retain all of the outstanding Warrants which it received upon Closing, or otherwise, that have not been exercised by the Holder or redeemed in accordance with their terms.

     Section 13. Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price or the arithmetic calculation of the number of Conversion Shares issuable upon any conversion of this Debenture, the Company shall promptly issue to the Holder the number of Conversion Shares that are not disputed and resolve such dispute in accordance with this section. In the case of a dispute as to the determination of the Closing Price, Closing Bid Price or the Volume Weighted Average Price or the arithmetic calculation of the Conversion Price, Conversion Price Adjustment, the amount of any Required Cash Payment amount, Interest or dividend calculation, or any redemption price, redemption amount, Default Amount or similar calculation, or the determination of whether or not a Dilutive Issuance, any other event which would lead to an adjustment or the Conversion Price, or any issuance of Variable Equity Securities (as defined in the Securities Purchase Agreement) has occurred, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt, or deemed receipt, of the Conversion Notice, any redemption notice, Default Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within two (2) Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Closing Price, Closing Bid Price or the Volume Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder, which approval shall not be unreasonably withheld, (b) the disputed arithmetic calculation of the Conversion Price, Conversion Price Adjustment or any redemption price, redemption amount or Default Amount to the Company’s independent, outside accountant or (c) the disputed facts regarding the occurrence of a Dilutive Issuance, or issuance of Variable Equity Securities (or any other matter mentioned above which is not specifically required to be submitted to the investment bank or the accountant) to an expert attorney from a nationally recognized outside law firm (having at least 100 attorneys and having with no prior relationship with the Company) selected by the Company and approved by the Lead Investor as defined in the Securities Purchase Agreement). The Company, at the Company’s expense, shall cause the investment bank, the accountant, the law firm, or other expert, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error (collectively, the “Dispute Resolution Procedures”).

Section 14.

Miscellaneous.

     (a) Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     (b) Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or five (5) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be as shown on the records of the Company; and the address of the Company shall be Universal Energy Corp., 30 Skyline Drive, Lake Mary, FL 32746; Phone: 800-975-2076; Fax: 800-805-4561. Both the Holder and the Company may change the address for service by service of written notice to the other as herein provided. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Debenture, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Major Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

     (c) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Debenture or otherwise pursuant to the Transaction Documents, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing (which address, in the case of each of the Buyers, shall initially be as set forth on the Schedule of Buyers attached to the Securities Purchase Agreement); provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder's wire transfer instructions. Whenever any amount expressed to be due by the terms of this Debenture is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Payment Date which is not the date on which this Debenture is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date.

     (d) Amendments. Except as otherwise expressly provided herein, the Debentures, the Other Debentures, and any provision hereof or thereof may only be amended by an instrument in writing signed by the Company and the Required Holders.

     (e) Assignability. This Debenture shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Holder and its successors and assigns.

     (f) Payment of Collection, Enforcement and Other Costs. If (i) this Debenture is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Debenture or to enforce the provisions of this Debenture or (ii) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors' rights and involving a claim under this Debenture, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys' fees and disbursements.

     (g) Governing Law; Equitable Relief. All questions concerning the construction, validity, enforcement and interpretation of this Debenture or the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’

fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

     (h) Certain Amounts. Whenever pursuant to this Debenture the Company is required to pay an amount in excess of the principal amount of the outstanding Debenture (or the portion thereof required to be paid at that time) plus accrued and unpaid Interest (including but not limited to any Required Cash Payments), the Company and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Debenture may be difficult to determine and the amount to be so paid by the Company represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Debenture and to earn a return from the sale of shares of Common Stock acquired upon Conversion of this Debenture at a price in excess of the price paid for such Shares pursuant to this Debenture. The Company and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Debenture into shares of Common Stock.

     (i) Rule 144 Hold Period. For purposes of Rule 144, it is intended, understood and acknowledged that the Common Stock issuable upon Conversion of this Debenture shall be deemed to have been acquired at the time the Debenture was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon Conversion of this Debenture shall be deemed to have commenced on the date this Debenture was issued.

     (j) Purchase Agreement. By its acceptance of the Debenture, the Holder agrees to be bound by the applicable terms of the Securities Purchase Agreement.

     (k) Notice of Corporate Events. Except as otherwise provided in this Debenture, the Holder of this Debenture shall have no rights as a Holder of Common Stock unless and only to the extent that it converts this Debenture into Common Stock. The Company shall provide the Holder with prior notification of any meeting of the Company's shareholders (and copies of proxy materials and other information sent to shareholders). In the event the Company takes a record of its shareholders for the purpose of determining shareholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining shareholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company or any proposed liquidation, dissolution or winding up of the Company, the Company shall mail a notice to the Holder, at least twenty (20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Company shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this Section 17(l).

     (l) Remedies. The remedies provided in this Debenture shall be cumulative and in addition to all other remedies available under this Debenture and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder right to pursue actual damages for any failure by the Company to comply with the terms of this Debenture or the Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Debenture will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Debenture or the other Transaction Documents, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, to an injunction or injunctions restraining, preventing or curing any breach of the Debenture and the other Transaction Documents and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

     (m) Construction; Headings. This Debenture shall be deemed to be jointly drafted by the Company and all the Purchasers and shall not be construed against any person as the drafter hereof. The headings of this Debenture are for convenience of reference and shall not form part of, or affect the interpretation of, this Debenture.

     IN WITNESS WHEREOF, Company has caused the Debenture to be signed in its name by its duly authorized officer this _____ day of October, 2008.

COMPANY: UNIVERSAL ENERGY CORP.

By:
__________________________________
Print Name: __Dyron M. Watford__________
Title: Chairman and Chief Financial Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Debenture)

The undersigned hereby irrevocably elects to convert $
__________
in principal amount of the Debenture (defined herein) into shares of Common Stock, par value $0.0001 per share ("Common Stock"), of UNIVERSAL ENERGY CORP. (the "Company"), plus:

  $
  _________
  in accrued and unpaid Interest Payments, plus
  $
  _________
  in other Required Cash Payments (specify):
  _____________

______________________________________________________
.

all according to the conditions of the convertible Debenture of the Company dated as of October
_____
, 2008 (the "Debenture"), as of the date written below. If securities are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates. No fee will be charged to the Holder for any Conversion, except for transfer taxes, if any. By submitting this Notice of Conversion, the Holder certifies that the issuance of the number of shares of Common Stock requested hereby will not result in a violation of the Beneficial Ownership Limitation.

     The Company shall electronically transmit the Common Stock issuable pursuant to this Notice of Conversion to the account of the undersigned or its nominee with DTC through its Deposit Withdrawal Agent Commission system ("DWAC Transfer").

Name of DTC Prime Broker:
______________________________
Account Number:
________________________________________

In lieu of receiving shares of Common Stock issuable pursuant to this Notice of Conversion by way of a DWAC Transfer, the undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock set forth above (which numbers are based on the Holder's calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:
_________________________________________________

Address:
_______________________________________________

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon Conversion of the Debenture shall be made pursuant to registration of the securities under the Securities Act of 1933, as amended (the "ACT"), or pursuant to an exemption from registration under the Act.

(i) Date of Conversion:
_______________________________
Applicable Conversion Price:
________________________
Number of Shares of Common
______________________
Stock to be Issued Pursuant to (i):
____________________
Conversion of the Debenture:
_______________________

(ii) Conversion of accrued and unpaid Interest Payments, in accrued and unpaid Required Cash Payments:
______________________________________________________________
.

Signature:
______________________________________________________
Name:
_________________________________________________________
Address:
_______________________________________________________

Upon Conversion of the Debenture in accordance with the terms thereof, the Holder shall not be required to physically surrender the Debenture (or evidence of loss, theft or destruction thereof) to the Company unless all of the Debenture is converted, in which case such Holder shall deliver the Debenture being converted to the Company promptly following the Conversion Date at issue. The Company shall issue and deliver shares of Common Stock to an overnight courier not later than the third Business Days following receipt of the Notice of Conversion with respect to the Debenture(s) to be converted, and shall make payments pursuant to the Debenture for the number of Business Days such issuance and delivery is late.